EXHIBIT 10.1
CONSULTING AGREEMENT
     This Consulting Agreement (“Agreement”) dated as of January 31, 2008 and effective as of January 1, 2008, by and between Spanish Broadcasting System, Inc., a Delaware corporation (“SBS”), and Jason L. Shrinsky (“Consultant”).
WITNESSETH:
     WHEREAS, SBS wishes to avail itself of Consultant’s knowledge, expertise and experience by hiring Consultant as consultant;
     WHEREAS, Consultant wishes to become a consultant to SBS and SBS is desirous of availing itself of the Consultant’s services; and
     WHEREAS, SBS and Consultant wish to enter into this Agreement upon the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, SBS and Consultant, intending to be legally bound, do hereby agree as follows:
     1. Engagement. Subject to the terms and conditions of this Agreement, SBS hereby engages Consultant for the Term (as hereinafter defined) as a consultant to perform the services set forth herein. In consideration of the compensation to be paid to Consultant as herein specified, Consultant accepts such engagement and agrees to perform the services specified herein.
     2. Term. The engagement hereunder shall be for a term commencing on February 1, 2008 the date hereof and expiring on December 31, 2008 (the “Term”). The Term may be renewable at SBS’s option on or before December 31st of each succeeding year.
     3. Services to be Performed. Consultant agrees to devote reasonable time and efforts in (plus reasonable travel time and conferences) during each month of the Term to the performance of his services contemplated hereunder. Consultant shall devote such time and attention as required by Raul Alarcon, Jr., SBS’s President/CEO, to the business affairs of SBS and shall maintain communications with SBS on a daily basis. Moreover, Consultant shall render such services to the best of his ability, and use his best efforts to promote the interests of SBS on a daily basis. SBS shall provide Consultant with office space and administrative services in SBS’s corporate office, currently located in Coconut Grove, Florida.
     4. Consulting Fee. In consideration of the premises and Consultant’s agreement to enter into this Agreement and to perform consulting and advisory services more particularly described hereinafter, SBS hereby agrees to pay Consultant annually the sum of Two Hundred and Seventy Five Thousand Dollars ($275,000.00) payable in equal monthly installments due on or before the tenth business day of each month beginning via wire transfer to the following account:
Jason and Ronnie Shrinsky
Bank —
Routing #
Checking Account #
Branch Supervisor —
     5. Expenses. SBS shall pay or reimburse Consultant for all ordinary and necessary out-of-pocket, travel and business expenses incurred by Consultant during the Term in the performance of Consultant’s services under this Agreement, provided that Consultant receives prior consent and thereafter shall submit such expenses in accordance with the applicable SBS policies.
     6. Independent Consultant. This Agreement shall not render Consultant an employee, partner, agent of, or joint venturer with SBS for any purpose. Consultant is and will remain an independent contractor in his relationship to SBS. SBS shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. Consultant shall have no claim against SBS hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits or insurance of any kind. Consultant is not authorized to act for, bind, or obligate SBS under any contract, agreement or similar arrangement or to use its name except as expressly authorized in writing by SBS.
     7. Non-Competition. While Consultant is engaged by SBS during the Term of this Agreement for any reason, Consultant will not, directly or indirectly, own, operate, manage, be employed by, or have an interest in, any business or enterprise which competes with SBS or provide any service to, any media station located in any market where SBS owns or operates a media station. The services of Consultant shall be exclusive to SBS in any market SBS owns or operates a media station.
     8. Confidentiality; Non-Disclosure. Consultant shall not divulge, communicate, use or disclose any trade secrets or confidential and proprietary information of SBS, its subsidiaries or any affiliate (“Confidential Information”), whether during Term or thereafter. All such information and data shall be treated as confidential and deemed valuable, special and unique to SBS which Consultant has received in confidence as fiduciaries, and Consultant shall remain a fiduciary to SBS with respect to all such information during the Term of this Agreement as provided for herein.
     9. Non-Solicitation. During the Term of this Agreement, and for a period of one (1) year following termination for any reason, Consultant shall not, directly or indirectly, hire or assist in hiring any employee of SBS, or otherwise solicit or induce any employee of SBS to terminate such employment or become employed by any person or entity other than SBS or any of its affiliates.

     10. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by Consultant of any of the agreements and/or covenants contained in this Agreement will cause irreparable harm and damage to SBS, the monetary amount of which may be virtually impossible to ascertain. As a result, Consultant recognizes and hereby acknowledges that SBS shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any and/or all of the covenants and agreements contained in this Agreement by the Consultant.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.
     12. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.
     13. Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, or if sent by Federal Express or similar courier service, with all charges prepaid. All such notices, demands and requests shall be addressed as follows:
If to SBS:
Spanish Broadcasting System, Inc.
2601 South Bayshore Drive — Penthouse #2
Coconut Grove, Florida 33133
ATTN: Mr. Raul Alarcon, Jr.
Telephone: (305) 441-6901
Facsimile: (305) 444-2179
If to Consultant:
Jason L. Shrinsky
7792 Trieste Place
Delray Beach, Florida 33446
Telephone: (561) 865-0510
Facsimile: (561) 865-0520

     14. Assignment. Neither Consultant nor SBS shall assign any of its rights under this Agreement, or delegate the performance of any of its duties hereunder, but shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, legal representatives, successors, and assigns.
     15. Modification or Amendment. This Agreement constitutes the entire agreement among the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.
     16. Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.
     17. Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     18. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.
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     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

SPANISH BROADCASTING SYSTEM, INC.
By:	/s/ Raul Alarcon, Jr.
	Name:	Raul Alarcon, Jr.
	Title:	President/CEO

JASON L. SHRINSKY
By:	/s/ Jason L. Shrinsky

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